FIFTH AMENDMENT

     THIS FIFTH AMENDMENT (this "Amendment") dated as of October 21, 2004, to the Credit Agreement referenced below, is by and among CNF Inc., a Delaware corporation (the "Borrower"), the Banks identified on the signature pages hereto and Bank of America, N.A., as Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

                             W I T N E S S E T H

     WHEREAS, a $385 million credit facility has been extended to the Borrower pursuant to that Credit Agreement (as amended, modified and supplemented from time to time, the "Credit Agreement") dated as of July 3, 2001 among the Borrower, the Banks party thereto, The Chase Manhattan Bank, as Syndication Agent, PNC Bank, LaSalle Bank National Association and Citibank, N.A., as Documentation Agents, and Bank of America, N.A., as Agent; and

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Required Banks have agreed to such modifications on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendments. Effective as of September 30, 2004, the Credit Agreement is amended in the following respects:

     1.1 The definition of "Consolidated EBITDAR" in Section 1.01 of the Credit Agreement is hereby amended by deleting the "and" immediately before the "(F)" in clause (ii) of such definition and adding the following immediately before the ".":

          "and (G) to the extent not already added back to such consolidated income pursuant to clause (ii)(F) of this definition, non-cash charges associated with any write-down of the net assets of the Forwarding Business pursuant to FAS 142 or FAS 144 in connection with the Borrower's plan to sell the Forwarding Business and the designation of the Forwarding Business as a held-for-sale asset"

     1.2 The definition of "Consolidated Net Worth" in Section 1.01 of the Credit Agreement is hereby amended by replacing the "(ii)" with a "(iii) and adding the following immediately after the reference to "FAS 142":

          ", (ii) to the extent not already excluded pursuant to clause (i) of this definition, any write-down of the net assets of the Forwarding Business pursuant to FAS 142 or FAS 144 in connection with the Borrower's plan to sell the Forwarding Business and the designation of the Forwarding Business as a held-for-sale asset"

     1.3 The following definition is added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

          "`Forwarding Business' means all of the issued and outstanding capital stock of Menlo Worldwide Forwarding, Inc., a wholly owned subsidiary of Menlo Worldwide, LLC, and certain assets and liabilities of the Borrower or its Subsidiaries related to the business conducted by Menlo Worldwide Forwarding, Inc. as of September 30, 2004, as more specifically described in the Borrower's filing with the Securities and Exchange Commission on Form 8-K dated as of October 6, 2004, including all exhibits thereto."

     2. Conditions Precedent. This Amendment shall be effective as of September 30, 2004 upon satisfaction of each of the following conditions:

          (a) receipt by the Agent of multiple counterparts of this Amendment executed by the Borrower and the Required Banks; and

          (b) receipt by the Agent, for the ratable benefit of the Banks that execute and deliver signature pages to this Amendment prior to 5 p.m. Central time on Thursday, October 21, 2004 (the "Approving Banks"), of an amendment work fee equal to $5,000 for each of the Approving Banks; and

          (c) receipt by the Agent of all other fees and expenses due in connection with this Amendment.

     3.  Reaffirmation of Representations and Warranties; no
     Default. The Borrower hereby affirms that the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier date in which case such representations and warranties were true and correct as of such earlier date). The Borrower hereby represents and warrants that no event has occurred and is continuing, or would result from the execution and delivery of this Amendment, which constitutes an Event of Default or which, with the giving of notice and/or the passage of time, would constitute an Event of Default.

     4.  Financing Document. This Amendment is a Financing Document.

     5. No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Financing Documents shall remain in full force and effect.

     6. Counterparts/Telecopy. This Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

     7. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

                          [Signature Pages Follow]








     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fifth Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                      CNF INC., a Delaware corporation

                               By:  /s/ Mark C. Thickpenny
                                   _______________________________
                               Name:    Mark C. Thickpenny
                               Title:   Vice President - Treasurer

ADMINISTRATIVE AGENT:          BANK OF AMERICA, N.A.,
                               in its capacity as Agent

                               By:  /s/ Thomas R. Durham
                                  ________________________________
                               Name:    Thomas R. Durham
                               Title:   Senior Vice President

BANKS:                         BANK OF AMERICA, N.A.

                               By:  /s/ Thomas R. Durham
                                  ________________________________
                               Name:    Thomas R. Durham
                               Title:   Senior Vice President

                               PNC BANK

                               By:  /s/ Luke G. McElhinny
                                  ________________________________
                               Name:    Luke G. McElhinny
                               Title:   Assistant Vice President

                               U.S. BANK NATIONAL ASSOCIATION

                               By:  /s/ Douglas A. Rich
                                  ________________________________
                               Name:    Douglas A. Rich
                               Title:   Vice President

                               MELLON BANK, N.A.

                               By:  /s/ Lawrence C. Ivey
                                  ________________________________
                               Name:    Lawrence C. Ivey
                               Title:   First Vice President

                               LASALLE BANK NATIONAL ASSOCIATION

                               By:  /s/ Kathleen L. Ross
                                  ________________________________
                               Name:    Kathleen L. Ross
                               Title:   Senior Vice President


                               JPMORGAN CHASE BANK

                               By:  /s/ Karen M. Sharf
                                  ________________________________
                               Name:    Karen M. Sharf
                               Title:   Vice President

                               THE BANK OF NEW YORK

                               By:  /s/ Robert Besser
                                  ________________________________
                               Name:    Robert Besser
                               Title:   Vice President

                               PB CAPITAL CORPORATION

                               By:  /s/ Christopher J. Ruzzi
                                  ________________________________
                               Name:    Christopher J. Ruzzi
                               Title:   Vice President

                               By:  /s/ Andrew L. Shipman
                                  ________________________________
                               Name:    Andrew L. Shipman
                               Title:   Vice President

                               CITICORP USA, INC.

                               By:  /s/ Walter L. Larsen
                                  ________________________________
                               Name:    Walter L. Larsen
                               Title:   Managing Director

                               MORGAN STANLEY BANK

                               By:  /s/ Jaap L. Tonckens
                                  ________________________________
                               Name:    Jaap L. Tonckens
                               Title:   Vice President

                          [Signature Pages Follow]







Each of the undersigned Subsidiary Guarantors, by executing this Amendment below, (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Financing Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Subsidiary Guarantor's obligations under the Financing Documents.

SUBSIDIARY GUARANTORS:         CON-WAY TRANSPORTATION SERVICES, INC.

                               By:  /s/ Mark C. Thickpenny
                                  _______________________________
                               Name:     Mark C. Thickpenny
                               Title:    Assistant Treasurer

                               MENLO WORLDWIDE FORWARDING, INC.

                               By:  /s/ Mark C. Thickpenny
                                  _______________________________
                               Name:    Mark C. Thickpenny
                               Title:   Assistant Treasurer

                               EMERY WORLDWIDE AIRLINES, INC.

                               By:  /s/ Mark C. Thickpenny
                                  _______________________________
                               Name:    Mark C. Thickpenny
                               Title:   Treasurer

                               MENLO LOGISTICS, INC.

                               By:  /s/ Mark C. Thickpenny
                                  _______________________________
                               Name:    Mark C. Thickpenny
                               Title:   Assistant Treasurer

                               CNF PROPERTIES, INC.

                               By:  /s/ Mark C. Thickpenny
                                  _______________________________
                               Name:    Mark C. Thickpenny
                               Title:   Treasurer

                               MENLO WORLDWIDE, LLC

                               By:  /s/ Mark C. Thickpenny
                                  _______________________________
                               Name:    Mark C. Thickpenny
                               Title:   Assistant Treasurer

                               CON-WAY LAND HOLDINGS, LLC

                               By:  /s/ Mark C. Thickpenny
                                   ______________________________
                               Name:    Mark C. Thickpenny
                               Title:   Assistant Treasurer